As filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-194145

                                   PROSPECTUS

                                  MERECOT CORP.
              10,000,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

This prospectus relates to the offering by Merecot Corp. ("Merecot," "we," "our," the "Company" or the "Registrant") of a total of 10,000,000 shares (the "Shares") of our common stock on a "self-underwritten" basis at a fixed price of $0.01 per share.

There is no minimum offering of the Merecot shares.

We are a development stage company with nominal operations and assets . As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders' ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. See "Risk Factors" for the risks of investing in a shell company.

Our management will have sole control over the withdrawal of funds from company's account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process. See "Use of Proceeds" and "Plan of Distribution."

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to seek a listing of our common stock on the Over-The-Counter Bulletin Board ("OTCBB"), which is maintained by the Financial Industry Regulatory Authority, Inc. ("FINRA").

Our officer and director will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. No officer or director will receive any compensation for his role in selling shares in the offering.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE COMPANY IS CONSIDERED AN "EMERGING GROWTH COMPANY" AS DEFINED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT AND WILL BE SUBJECT TO REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS.

BEFORE PURCHASING ANY OF THE COMMON STOCK COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS".

 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT. THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information about this offering, Merecot Corp., or the shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

                  THE DATE OF THIS PROSPECTUS IS JUNE 16, 2014.

                                TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY....................................................................   3

RISK FACTORS...............................................................   5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................  12

USE OF PROCEEDS............................................................  13

DETERMINATION OF OFFERING PRICE............................................  13

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................  13

DILUTION...................................................................  15

PLAN OF DISTRIBUTION.......................................................  16

DESCRIPTION OF SECURITIES TO BE REGISTERED.................................  18

SHARES ELIGIBLE FOR FUTURE RESALE..........................................  18

DESCRIPTION OF OUR BUSINESS................................................  20

LEGAL MATTERS..............................................................  25

MANAGEMENT.................................................................  25

EXECUTIVE COMPENSATION.....................................................  27

COMPENSATION OF DIRECTORS..................................................  28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................  28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  29

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES............................................................  30

MANAGEMENT'S DISCUSSION AND ANALYSIS.......................................  30

WHERE YOU CAN GET MORE INFORMATION.........................................  36

FINANCIAL STATEMETNS.......................................................  F-1

                                       2
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                                     PART I

                                     SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors," and our financial statements and their accompanying notes.

In this prospectus, "Merecot", "the Company," "we," "us," and "our," refer to Merecot Corp., unless the context otherwise requires. Unless otherwise indicated, the term "fiscal year" refers to our fiscal year ending December 31. Unless otherwise indicated, the term "common stock" refers to shares of the Company's common stock, par value $0.001 per share.

THE COMPANY

Merecot Corp. was incorporated in the State of Nevada on June 21, 2013. Our offices are located at 6 Corporate Way, Suite 2-6621, Valley Cottage, NY 10989.

We are a development stage company with nominal revenue earned to date and minimum operations and assets. Since our incorporation, our management has determined our business plan to create automated supply chain Web Services to the SPA and Wellness industry, identified our target market and obtained initial funding of $10,000 from our sole director. We will require additional funding in order to pursue our business objectives and there is no guarantee that we will be successful in this regard.

Our plan of operation is to design, develop, and run Web Services that will connect manufacturers and distributors of the SPA products and equipment with individual SPA and Wellness outlets. The Web Services will perform multiple business functions including automated inventory control, delivery scheduling, introduction of the new products and equipment.

We will need to complete our offering in order to cover an estimated $8,000 in federal securities law compliance costs which includes $5,000 in accounting and auditing costs for the 12 month period following the effectiveness of our registration statement.

Currently, our President devotes approximately ten hours a week to the Company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus.

Our financial statements from inception (June 21, 2013) through March 31, 2014 report nominal revenue and a net loss of ($6,240) and our assets and our cash balance of $4,788 which was generated from our sale of 5,000,000 shares purchased by our president and director and loans from our president and director. We anticipate incurring average quarterly operational costs of about $6,250 until our offering is completed.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having limited operations, and having limited working capital. Our only source for cash at this time is investments or loans by others in our Company. However, we do not have any written agreements in place for any investments or loans from third parties. We must raise cash to implement our projects and expand our operations.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would lose their entire investment.

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
THE OFFERING

We are offering, on a self-underwritten basis, a total of 10,000,000 shares of the common stock of our Company at a price of $0.01 per share. This is a fixed price offering. In order to close the Offering all of the offered shares must be sold. This Offering of shares by our Company will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

There is no minimum offering of the Merecot shares and investors will not receive a return of their investment if all shares are not sold.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "RISK FACTORS" and "DILUTION" sections before making an investment in our stock.

Securities Being Offered      10,000,000 shares of common stock.

Offering Price                $0.01 per share

Offering Period               The shares are being offered for a period not to
                              exceed 180 days from the effective date of this Prospectus.

Number of Common Stock
Issued and Outstanding
Before Offering               5,000,000, all of which are held by our president.

Number of Common Stock
to be Issued and Outstanding
After Offering                15,000,000 shares

Net Gross Proceeds to
Our Company                   $100,000

Use of Proceeds               We intend to use the proceeds to develop our
                              business operations.

Risk Factors                  The securities offered hereby involve a high
                              degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" section.

Going Concern                 From inception until the date of this filing, we
                              have had very limited operating activities. Our financial statements from inception (June 21, 2013) through March 31, 2013, report only nominal revenue and a net loss of ($6,240). Our independent registered public accounting firm has issued an audit opinion for Merecot which includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern.

Our sole officer, director, control person and/or her affiliates do not intend to purchase any shares in this offering.

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
SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company's financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BALANCE SHEETS

                                         March 31, 2014      December 31, 2013
                                         --------------      -----------------
Cash                                        $  4,788             $  7,830
                                            --------             --------
Total current assets                        $  4,788             $  7,830
                                            --------             --------
Current liabilities                         $  6,028             $  5,996
                                            --------             --------
Total stockholder's equity (deficit)        $ (1,240)            $  1,834
                                            --------             --------

STATEMENTS OF OPERATIONS

                                                            For the Period from
                                          For the Three       June 21, 2013
                                          Months Ended      (inception) through
                                         March 31, 2014      December 31, 2013
                                         --------------      -----------------
Revenue                                     $     --             $    420
                                            --------             --------
Total operating expenses                    $  3,074             $  3,586
                                            --------             --------
Net loss                                    $ (3,074)            $ (3,166)
                                            --------             --------

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing a Form 8-A on a pre-effective basis. The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows: Under
Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. if we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission's proxy rules and Section 16 of the Exchange Act.

RISKS RELATED TO OUR BUSINESS

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our independent auditors state in their audit report, which is included with this prospectus, that since we have no business operations to date and must secure additional financing to commence our plan of operations, these matters raise substantial doubt about our ability to continue as a going concern. To date, we have completed only the preliminary stages of our business plan, which has consisted of the formation of our company as well as the identification of our plan of operation and our target market. We cannot assure you that we will be able to generate enough revenue to achieve profitability. At this time, we cannot predict with assurance the potential success of our business. Our ability to design, develop and operate Web Services is dependent upon us obtaining sufficient finances. Even if we are successful in obtaining enough money, we still have a risk to not complete design and development to the customer satisfaction. This increases the risk that we may not be able to continue as a going concern.

AS A DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR COMPANY IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We have not commenced significant operations; we have concluded an agreement with Salon Victoria of 2165 South Green Rd., Cleveland, OH (Service Provider) with view to provide website service to them.

We will incur significant expenses in order to implement our business plan, as well as an estimated $8,000 in federal securities law compliance costs which includes $5,000 in accounting and auditing costs for the 12 month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

WE HAVE NOT YET GENERATED ANY INTEREST FROM THE SUPPLIERS AND MANUFACTURERS OF THE SPA PRODUCT AND EQUIPMENT WHO ARE POTENTIAL CUSTOMERS WILL BE THE MAIN SOURCE OF OUR INCOME.

We may not find enough suppliers and distributors who would be interested in our services and our business will fail.

THE SUPPLY CHAIN BUSINESS IS HIGHLY COMPETITIVE AND INCLUDES LARGE WELL ESTABLISHED COMPANIES. IF WE CANNOT DEVELOP OUR SPA WEB SERVICES AND DO NOT ATTRACT CUSTOMERS, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NOT BE ABLE TO GENERATE ANY REVENUE.

We have not demonstrated that we currently can compete successfully against these competitors and we may not be able to compete in the future. If we are unable to effectively compete, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO EXPAND OUR BUSINESS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering to expand our operations. If this amount is raised, it will enable us, after paying the expenses of this offering, to design and develop SPA Web Services in 2014 and potentially expand operations in 2015. We estimate that it will cost us $25,000 to design Web Services and cover all related licensing fees and the SEC compliance and filing expenses including legal fees.

It will also enable us to initiate our marketing plans and print support material such as brochures and flyers with an estimated initial cost of $900. We may need additional funds to complete further development of our business plan and to achieve a sustainable sales level where ongoing operations and expansion can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

BECAUSE WE HAVE NOT YET COMMENCED SIGNIFICANT BUSINESS OPERATIONS, IT MAKES EVALUATING OUR BUSINESS DIFFICULT.

We were incorporated on June 21, 2013 and to date have been involved primarily in organizational activities.

We have generated nominal revenues of $420 as of the date of this prospectus and have incurred total losses of ($6,240) from our incorporation to March 31, 2014.

Accordingly, you cannot evaluate our business or our future prospects, due to our lack of operating history. To date, our business development activities have consisted solely of organizational activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, at present, we do not know exactly when.

Furthermore, we anticipate that we will incur increased operating expenses without realizing any significant revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from operating our Web Services, we will not be able to earn profits or continue operations.

WE ARE VULNERABLE TO THE CURRENT ECONOMIC CRISIS THAT MAY NEGATIVELY AFFECT OUR PROFITABILITY

The recent global recession has placing severe constraints on the ability of all companies, particularly smaller ones, to raise capital, operate effectively and profitably and to plan for the future. Currently, it is not clear whether the economy will recover appreciably in the near future. As a small, start-up company we are especially vulnerable to these conditions. If current economic conditions do not improve, or if they worsen, our business will likely be negatively affected and will suffer.

IF OUR PRESIDENT LEAVES PRIOR TO SECURING REPLACEMENTS, WE WILL BE LEFT WITHOUT MANAGEMENT AND OUR BUSINESS OPERATIONS WOULD CEASE.

We depend on the services of our President, Evgenia Gonikman, and our success depends on the decisions made by her. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave us or compete against us in the future, as we presently have no employment agreement with her. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Ms. Gonikman could have a material adverse effect on our operating results and financial condition. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could successfully operate our business. We will fail without appropriate replacements.

ALTHOUGH OUR PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HER SERVICES, SHE MAY DECIDE TO PAY HERSELF, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL NET PROFIT THAT WE MAY GENERATE.

We are not currently compensating our President for providing management services to us. In the future we might pay her compensation if the cash flow that we generate from operations significantly exceeds our total expenses. Ms. Gonikman, as our president and director, has the power to set her own compensation as she sees fit. If she determines to compensate herself, it could have an adverse effect on our net profit, if any.

OUR MANAGEMENT HAS LIMITED PRIOR EXPERIENCE IN THE WEB SERVICES AND THEREFORE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE DEVELOPMENT AND GROWTH OF OUR COMPANY IN THIS FIELD.

Our management has minimal experience in developing Web Services. Although Ms. Gonikman has over 10 years of experience in SPA and Wellness industry, she has limited experience in IT and software development this limited experience may cause us to make serious mistakes in the development or implementation of our business plan. Our management may be unable to develop or grow a business in this field due to her inexperience.

BECAUSE OUR PRESIDENT AND DIRECTOR HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, IN THE FUTURE, OUR DISCLOSURE AND ACCOUNTING CONTROLS MAY NOT BE EFFECTIVE TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS, WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

Our president and director has no formal training in financial accounting and management; however, she has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. Furthermore, she is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls pursuant to

Section 404 of the Sarbanes-Oxley Act of 2002 (the "SOX Act"). Accordingly, she may be incapable of creating and implementing the disclosure and accounting controls which are required under the SOX Act, which could result in fines, penalties and assessments against us and which ultimately could cause you to lose your entire investment.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR PRESIDENT AND DIRECTOR COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Ms. Evgenia Gonikman, our president and director, has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Ms. Gonikman may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

OUR PRESIDENT AND DIRECTOR WILL ALLOCATE ONLY A PORTION OF HER TIME TO OUR BUSINESS, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR SUCCESS.

Currently, our president and director allocates only a portion of her time to the operation of our business. If our business develops faster than anticipated, or if her other commitments require her to devote more substantial amounts of time than is currently planned, there is no guarantee that she will devote the time necessary to assure our successful operations. As a result, there is a substantial risk that we will not be successful in our endeavors.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES. THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

     *    effecting service of process within the United States on our officers;
     * enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
     * enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and
     * bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, WHICH COULD RESULT IN OUR COMMON STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our

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
common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

AS AN EMERGING GROWTH COMPANY, EXEMPTIONS FROM THE FOLLOWING PROVISIONS ARE AVAILABLE TO US:

     1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
     2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
     3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
     4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
     5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of
          Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

RISKS RELATING TO OUR COMMON STOCK

There is no minimum offering of the Merecot shares and investors will not receive a return of their investment if all shares are not sold.

BECAUSE OUR PRESIDENT AND DIRECTOR, WHO IS ALSO OUR SOLE PROMOTER, WILL OWN 33% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, SHE WILL RETAIN SIGNIFICANT CONTROL OF US AND BE ABLE TO ELECT DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF THE SHARES.

Even if we sell all 10,000,000 shares of common stock in this offering, Ms. Gonikman will still own 5,000,000 shares and will continue to control us. As a result, Ms. Gonikman will have significant influence to:

     *    elect or defeat the election of our directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;
     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by Ms. Gonikman, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE ARE SELLING SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ALL OF THE SHARES, IN WHICH CASE, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell them through our president and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares. In the

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event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired her shares at a cost of $0.001 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be substantially less than what you pay for them, see the Dilution table.

BECAUSE THE PROCEEDS OF OUR OFFERING WILL BE HELD IN A STANDARD CORPORATE CHECKING ACCOUNT RATHER THAN AN ESCROW ACCOUNT, UNTIL THE OFFERING CLOSES, IT IS POSSIBLE THAT CREDITORS OF THE COMPANY COULD ATTACH THESE FUNDS AND WE MAY NOT BE ABLE TO RETURN YOUR FUNDS IF THE OFFERING IS NOT COMPLETED.

Our management will have sole control over the withdrawal of funds. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL OUR STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

 If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of her investment.

IF QUOTED, THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH MAY SUBSTANTIALLY INCREASE THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

 Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

     *    variations in quarterly operating results;
     * our announcements of significant commissions and achievement of milestones;
     *    our relationships with other companies or capital commitments;
     *    additions or departures of key personnel;
     *    sales of common stock or termination of stock transfer restrictions;
     *    changes in financial estimates by securities analysts, if any; and
     *    fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 75,000,000 shares of common stock, of which 5,000,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER
SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the SOX Act.
 Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on June 21, 2013 and has only a limited operating history and nominal earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" section, and the section entitled "Description of Our Business", as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                               $25,000       $50,000       $75,000      $100,000
                               -------       -------       -------      --------
Legal and professional fees    $ 8,000       $ 8,000       $ 8,000      $ 8,000
Establish office               $ 1,650       $ 4,000       $ 6,000      $ 9,000
Developing website             $ 1,650       $ 4,000       $ 6,000      $ 9,000
Salaries                       $ 3,000       $11,000       $18,000      $23,000
Advertising                    $ 3,700       $11,000       $20,000      $26,000
Developing/Testing system      $ 7,000       $12,000       $17,000      $25,000

The amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing.

If necessary, Evgenia Gonikman, our officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan. If insufficient funds are raised we plan to borrow funds from our management.

                         DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;
     c. contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     f. contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     (a)  bid and offer quotations for the penny stock;
     (b) the compensation of the broker-dealer and its salesperson in the transaction;
     (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS

We had one holder of record of our common stock as of April 30, 2014.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

                                 DIVIDENT POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of Merecot's presently issued and outstanding stock. This is due to the shares of common stock issued to the Company's founder totaling 5,000,000 shares at $0.001 per share for $5,000 cash versus the current offering price of $0.01 per share.

The Company's net tangible book value on March 31, 2014 was ($212), or approximately $0.000 per share, based upon 5,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000, the net tangible book value of the 15,000,000 shares to be outstanding will be $102,830 or approximately $0.0069 per share.

DILUTION TABLE

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our director and officer for common equity since the Company's inception on June 21, 2013. Ms. Gonikman, our officer and director, paid $0.001 per share for the 5,000,000 common shares

Assuming completion of the offering, there will be up to 15,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Percentage of funding                        100%             75%               50%               25%
---------------------                    -----------      -----------       -----------       -----------
Offering price                           $      0.01      $      0.01       $      0.01       $      0.01
 Shares after offering                    15,000,000       12,500,000        10,000,000         7,500,000
Amount of new funding                    $   100,000      $    75,000       $    50,000       $    25,000
Book value before offering (per share)   $   0.00057      $   0.00057       $   0.00057       $   0.00057
Book value after offering (per share)    $   0.00686      $   0.00623       $   0.00528       $   0.00371
Increase per share                       $   0.00629      $   0.00566       $   0.00472       $   0.00314
Dilution to investors                    $   0.00314      $   0.00377       $   0.00472       $   0.00629
Dilution as percentage                            31%              38%               47%               63%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Price per       Total Number of       Percentage of     Consideration
                                         Share           Shares Held           Ownership           Paid
                                         -----           -----------           ---------           ----
Existing Stockholder                    $0.001            5,000,000              33.3%            $ 5,000
Investors in This Offering              $ 0.01           10,000,000              66.7%            $10,000

                              PLAN OF DISTRIBUTION

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Ms. Gonikman, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to her for any Shares she sells. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

She will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director satisfies the requirements of Rule 3a4-1, because she:

     (a) is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation; and
     (b) will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     (c) is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and
     (d) meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through our website, and hold investment meetings in Arad, Israel. We will not utilize the internet to advertise our offering. Ms. Gonikman will also distribute the prospectus to potential investors at the meetings, to business associates and to her friends and relatives who are interested in us and a possible investment in the offering. No Shares purchased in this offering will be subject to any kind of lock-up agreement.

Our officer, director, control person and her affiliates do not intend to purchase any Shares in this offering.

We intend to sell our Shares outside the United States, particularly in Israel.

SECTION 15(g) OF THE EXCHANGE ACT

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your Shares.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus is effective and continue for a period not to exceed 180 days (the "Expiration Date").

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

COMMON STOCK

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, our present stockholder will own approximately 33% of our outstanding shares.

Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

                        SHARES ELIGIBLE FOR FUTURE RESALE
GENERAL

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of April 30, 24, 2014, we will have outstanding an aggregate of 15,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 10,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 5,000,000 restricted shares of common stock to be outstanding are owned by our officer and director, known as our "affiliate," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Merecot Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

Li and Company, PC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.

                                  LEGAL MATTERS

RULE 144 SHARES

Currently, none of our securities may be resold pursuant to Rule 144.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

Instruction 1 to Item 509 of Regulation S-K requires disclosing whether the interest of any expert or counsel named in the prospectus exceeds $50,000. The interest of any expert or counsel named in the prospectus does not exceed $50,000 according to Instruction 1 Item 509 of Regulation S-K.

                           DESCRIPTION OF OUR BUSINESS

OVERVIEW

We were incorporated on June 21, 2013 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

     1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;
     2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;
     3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or
     4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

     1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;
     2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and
     3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

     1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
     2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
     3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

     4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
     5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of
          Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act..

BUSINESS OF ISSUER

INDUSTRY

According to International SPA Association(R) * number of SPA locations in United Sates along is about 19,960 at the end of 2012.

Global Spa Economy Report 2007** shows that number of Spa locations in North America is about 20,662 (2007) with total revenues of $13.5 billion.

Another source Spafinder Wellness, Inc.(R)*** also indicates that number and variety of services provided by SPA will grow in the future.

Our approximation shows that combine number of SPA locations in both US and Canada has been growing at steady rate and may reach up to 25,000 locations in 2014 with total revenue approximately $17 billion.

The majority of the spas are small businesses with single owner. Most SPA locations manage their supplier relationship and inventory in an old fashion time consuming way by phone calls and lots of paperwork. Our company's goal is to facilitate and simplify consumer-supplier relationship reduce the burden of complicated logistics and automate SPA inventory management, provide suppliers with extended market to introduce new products existing and potential consumers. This goal can be achieved by introducing our Cloud based Web Services with well defined interfaces for both consumers and suppliers. These services will allow automating manual work and creating marketing environment for the new products.

The main source of our revenue will be generated through the suppliers and manufacturers of SPA products and equipment and will depend on the volume of products sold through our services.

* Publisher and source: International SPA Association(R) http://www.experienceispa.com/media/facts-stats/
** Source: (C) 2014 Global Spa Summit Global Spa Economy Report 2007 http://www.globalspaandwellnesssummit.org/2009/resources/2007-Global-Spa-
    Economy-Report.php
*** Publisher and source: Spafinder Wellness, Inc.(R) SpaFinder 2012 spa trend report http://www.spafinder.com/about/press_release.jsp?relId=240

DESCRIPTION OF PRODUCT OR SERVICES

The services offered by Merecot Corp. are based on a distributed Cloud location with well defined interfaces. There are 2 types of interfaces. One interface is for suppliers and manufacturers of SPA products and equipment and another is for consumers (individual SPA and Wellness locations). These services will fulfill the following functionality:

     1. Provide consumers with detailed information about products available in their geographical area
     2.   Complete single and/or recurring purchases
     3.   Setup delivery schedule
     4.   Preset minimum inventory levels that will trigger next delivery
     5.   Provide facility to return damaged or unwanted items
     6.   Limit access to the services only to authorized personnel

There will be a grace period for the consumers who want to try services and see how they can improve the productivity and effectiveness of their company.

TARGET MARKET AND CLIENTS/POTENTIAL CLIENTS

Our target clients are divided in two categories:

Category 1: the individual SPA and Wellness locations, small and medium size franchises.

Category 2: SPA and Wellness product and equipment manufacturers and distributors

Geographically both categories could be located anywhere in the world although at the initial stage of our development we'll target the North American markets

SOURCE OF REVENUE

The key factor in estimating pricing is to attract more SPA and Wellness locations because of that we will charge them a very modest fee just to cover the expenses to support them in using our services. Moreover the first 6 months will be free so they can appreciate the convenience and benefits of our services.

                Consumer (Individual SPA and Wellness locations)

                                              Fixed monthly fee
                                              -----------------
     First 6 month free                           $39.99 USD

The main source of our revenue will be commissions paid by suppliers and manufacturers. This is the flat fixed fee and the percentage of the sold products through our services. To attract suppliers and encourage them to build up the sales network we propose to charge sales commissions based on the volume of sold products. That means the more volume of the sold product using our services the less percentage the Supplier will be charged.

                                                  Supplier
                                                  --------
Fixed monthly fee             Percentage of the total amount of sold products
$99.99 USD                    % based on the volume of sales

CONTRACT FOR WEB SITE SERVICES

We have concluded an agreement with Salon Victoria of 2165 South Green Rd., Cleveland, OH (Service Provider) with view to provide website service to them.

The material terms of the agreement are as follows:

TARGET/SERVICE
AND SOURCE/TARGET        1. Service Provider shall provide a web interface and
                            website to the Client to purchase spa products and equipment from various vendors

DUE DATE                 2. Service Provider grants Client free 6 months trial
                            period. After trial period expires Client has option to pay for the next service period or cancel this contract without any penalties.

METHOD OF DELIVERY       3. Service Provider shall deliver URL address for the
                            interface and the website

FEE                      4. If after the trial period Client choose to continue
                            to use services Client shall provide a written notice and pay Service Provider a monthly fee of $39.99 USD.

TERMS OF PAYMENT         5. Payment is due within 30 days since first invoice
                            issue date.

OWNERSHIP                6. The website and the interface are a property of the
                            Service Provider.

CONFIDENTIALITY          7. All knowledge and information acquired during the
                            term of this Contract with respect to the business and products of the client will be treated by Service Provider as confidential until and unless stipulated by client.

CHANGES                  8. This contract can be modified orally or in writing
                            by agreement of both parties

TERMINATION              9. Either party may terminate this contract by giving
                            30 days notice in writing.

MARKETING STRATEGY

The marketing approach is to offer our services for free for a trial period of 6 months to the SPA locations and 3 months to the suppliers and manufacturers. Suppliers and manufacturers will be contacted directly by our sales representatives.

Individual SPA locations will receive published information and free offers via regular mail. Extended information and offers will be also available on our website. We will use Google and YouTube web advertisement campaign that targets both categories of our customers.

COMPETITION AND COMPETITIVE STRATEGY

Currently there are no direct competitors that are offering the same services. There are numbers of potential competitors that provide some elements of what Merecot Crop. will offer to their customers as integrated package. We can categorize our competitors into two groups:

     1.   The companies that sell SPA products and equipment.
     2. The companies that sell Vendor Management, Supplier Management, and Inventory Management Systems.

We cannot guarantee that we will be able to attract enough customers and that we will be able to compete effectively because we have not yet begun operations. We do not have a competitive position relative to these other companies. Once we launch operations, we hope to compete on the basis of price, quality and the novelty of our services. We intend to offer new services to the SPA and Wellness industry. We intend to capitalize on our president's knowledge of SPA business. We intend to compete on price for our Web Services. While our profit margins will be smaller on our SPA services, we intend to compensate for this by having larger margins on services offered to manufacturers and distributors of the SPA products and equipment.

Our operations and our ability to generate revenues will be harmed if we are unable to establish a reputation as a provider of quality services.

Currently, our competitive position within the industry is negligible in light of the fact that we have not started our operations.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe that with our President's industry experience and connections will enable us to develop the various aspects of the business. Ms. Gonikman has experience with the SPA industry and also experience in arranging promotion and marketing packages.

We believe there are no constraints on the sources or availability of products and supplies related to the development of our SPA Web Services.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We believe that, because of the potentially broad base of customers for our services, we will not rely on one or few major customers.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We do not own, either legally or beneficially, any patents or trademarks, nor do we intend to apply for any in the near future. We do not expose IP address to our clients, only secure URL address (https) will be used to access our services.

GOVERNMENTAL AND INDUSTRY REGULATIONS

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business. There are no specific laws and rules for Cloud Service Providers (CSP) although there are requirements to CSP's who provide services to the government. FedRAMP (http://www.fedramp.gov) has set of special requirements. Currently we do not have any intention to provide services to the government organizations. Although we could use FedRAMP recommendation to increase the security of our services and doing so attract more reputable large clients.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not spent any funds on research and development activities to date.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

FACILITIES

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our President who provides this space to us free of charge.

EMPLOYEES

We have commenced only limited operations, and currently have two employees - our officer and director, who spends approximately fifteen hours a week on our business and our treasurer Marina Konevetsky, who spends up to five hours a week on the operation of our company.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website-www.merecot.com

DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President, on a rent-free basis during our development stage. We consider our current principal office space arrangement adequate.

                                  LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our director, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 1802 North Carson Street, Suite 108, Carson City, Nevada 89701.

                                   MANAGEMENT

Our executive officer and our treasurer their age as of the date of this prospectus is as follows:

     Name                  Age                          Position
     ----                  ---                          --------
Evgenia Gonikman           34      President, Secretary, Chief Executive Officer
                                   and member of the Board of Directors

Marina Konevetsky          55      Treasurer

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

BIOGRAPHICAL INFORMATION

EVGENIA GONIKMAN

Set forth below is a brief description of the background and business experience of our executive officer and director:

Evgenia Gonikman has been our President, Secretary, and a member of the Board of Directors since our inception on June 21, 2013. Ms. Gonikman has SPA and Wellness experience as well as technical experience in IT field.

1999-2003 worked in Hospitality Industry, Arad, Israel.

In 2004 Completed one year Esthetician program, Israel.

In 2005 Ms. Gonikman opened her own SPA business in Arad, Israel. Name: Jenny SPA, Rishon LeZion, Israel.

From 2005 till present Ms. Gonikman owned her own SPA outlet.

Ms. Gonikman obtained an international certificates in SPA and Wellness industry.

In 2008 she successfully completed Traditional Chinese Medicine course at Complementary Medicine College of Canada and entitled to practice Acupuncture and Herbal Medicine and utilize the suffix D.Ac. (Doctor of Acupuncture).

In 2008 She was granted designation of Certified Skin Care Therapist (C.S.C.T) by Canadian Examining Board Health Care Practitioners.

Since 2012, Ms Gonikman was a member of Canadian Association of Acupuncture and Traditional Chinese Medicine.

Ms. Gonikman' schedule currently allows her to spend up to fifteen hours a week on the operations of our company. She indicates that she is willing to spend more time with the business as it grows and her services are needed. We anticipate that she will eventually be required to spend about 60 hours a week on matters relating to our business during the tourist season. In such circumstances, she will have her relatives assume responsibility for the management of her private guest house during peak tourist season.

The specific experience, qualifications, attributes, and skills that led to the conclusion that Ms. Gonikman serve as our director were: her business experience in the SPA industry in Israel and managing her own SPA business.

MARINA KONEVETSKY

Set forth below is a brief description of the background and business experience of our treasurer: Marina Konevetsky.

Marina Konevetsky has been our Treasurer since our inception on June 21, 2013.

Ms. Konevetsky schedule currently allows her to spend up to five hours a week on the operations of our company. She indicates that she is willing to delegate more of her business time as our business grows and her services are needed.

Marina Konevetsky has a master degree in biology.

In 2012 graduated from Robetech Institute, Toronto, Canada.

2005-2011 Quality Control technologist, Solbar Industries Ltd., Ashdod, Israel.

2001-2005 Engineer laboratory building materials, Ashdod, Israel.

1981 to 2001 she worked as a chemist in the state research institute Irkutsk, Russia.

In 1981 Marina Konevetsky graduated with Master Degree from the State University, Irkutsk, Russia.

During the past ten years, Ms Gonikman & Ms. Konevetsky has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms Konevetsky was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Gonikman' involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of shareholders and until her successor shall have been elected and qualified, or until her earlier resignation, removal from office, or death.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director, who is also our sole executive officer. Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

SIGNIFICANT EMPLOYEES

 We have no significant employees other than the executive officers described above.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

Since our incorporation on June 21st, 2013, we have not compensated and have no arrangements to compensate our president and director Ms. Gonikman for her services to us as an officer. However, we anticipate that Ms. Gonikman will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We have not granted any stock options to Ms. Gonikman; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Ms. Gonikman; and, we have not entered into any employment or consulting agreements with Ms. Gonikman. However, as president and director of the company Ms. Gonikman has the power to set her own compensation.

The following table sets forth the compensation paid by us for the period from inception until March 31st, 2014, and subsequent thereto, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officers.

                                                                                      Change in
                                                                                       Pension
                                                                                      Value and
                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                      Stock      Option        Plan        Compensation    All Other
 Position          Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------          ----   ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Evgenia Gonikman   2014     Nil        Nil        Nil        Nil           Nil            Nil            Nil           Nil
President,
Chief Executive
Officer and Director

Marina Konevetsky  2014     Nil        Nil        Nil        Nil           Nil            Nil            Nil           Nil
Treasurer

OUTSTANDING EQUITY AWARDS AT MARCH 31ST 2014

We do not currently have a stock option plan nor did any long-term incentive plans that provide compensation intend to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our president and director since our inception; accordingly, none were outstanding at March 31, 2014.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employments or other contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole officer or director that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our director or officer that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                            COMPENSATION OF DIRECTORS

The sole member of our board of directors is not compensated for her services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     -    The Officers and Directors;
     -    Any Person proposed as a nominee for election as a director;
     - Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
     - Any relative or spouse of any of the foregoing persons who have the same house as such person.

On October 19, 2013, we issued an aggregate of 5,000,000 shares of our common stock to our president and director, Evgenia Gonikman, for a purchase price of $0.001 per share or for aggregate consideration of $5,000. The shares were issued under Regulation S of the Securities Act of 1933.

Since inception date June 21st, 2014 until March 31, 2014, our president, Evgenia Gonikman, advanced $5,000 to us as a secured non-interest bearing loan with no fixed terms of repayment.

Ms. Gonikman currently manages her own private business, which owns and operates a SPA salon. Our business plan contemplates that we will eventually enter into a management agreement with Ms. Gonikman whereby she will provide management services to us in consideration of a monthly fee. However, we do not anticipate entering into such an agreement with Ms. Gonikman until our cash flow from operations justifies such an agreement.

We have not entered into any other transaction, nor are there any proposed transactions, in which our president and director, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our president and director may be considered a promoter of the Company due to her participation in and management of the business since our incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On October 19, 2013, we issued an aggregate of 5,000,000 shares of our common stock to our director for aggregate consideration of $5,000.

The following table sets forth information regarding the beneficial ownership of our common stock as of April 30, 2014 for our director. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by her, subject to applicable community property laws, and the address for each person listed in the table is Merecot Corp., 6 Corporate Way, Suite 2-6621, Valley Cottage, NY 10989.

The percentage ownership information shown in the table below is calculated based on 5,000,000 shares of our common stock issued and outstanding as of April 30, 2014. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                No. of  Common        No. of Common      Percentage of
Name and Address of                  Stock                 Stock           Ownership
   Beneficial Owner             Before Offering       After Offering    Before Offering
   ----------------             ---------------       --------------    ---------------
Evgenia Gonikman                   5,000,000             5,000,000            100%
6 Corporate Way, Suite 2-6621,
Valley Cottage, NY 10989

Marina Konevetsky                          0                     0              0

Officers and directors
 (2 persons)                       5,000,000             5,000,000            100%

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission's opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our cash balance is $4,788 as of March 31, 2014. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing funds received from our president and director from the purchase of shares. She has no commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $25,000 (approximately $8,000 of which we anticipate will be costs associated with being a public company) of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 616 Corporate Way, Suite 2-6621, Valley Cottage, NY 10989. Our phone number is (929) 200-1255.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated nominal revenues of $420 as of the date of this prospectus only and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully attract customers to buy our Web Services we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. In addition,
Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2014

For the three months ended March 31, 2014, our operating expenses were comprised of professional fees of $2,983 and general and administrative expenses of $91. We have generated no revenue during the period.

RESULTS OF OPERATIONS FROM INCEPTION ON JUNE 21, 2013 TO DECEMBER 31, 2013

During the period from inception to December 31, 2013, our operating expenses were comprised of professional fees of $2,500 and general and administrative expenses of $1,586. We have generated nominal revenues of $420 from Salon Victoria providing them with IT consulting services. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $8000. We have prepared an internal business plan. We have not started our proposed business operations and do not expect to do so until approximately 180 days after we have completed this offering.

ACTIVITIES TO DATE

A substantial portion of our activities to date has involved developing a business plan. Our President has also developed Plan of Operations. We have established the company office and provided information session and consulting about our services to one prospective customer.

PLAN OF OPERATIONS

We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $8000. We have prepared an internal business plan. We have not started our proposed business operations and do not expect to do so until approximately 180 days after we have completed this offering.

We do not rely on Ms. Gonikman technical expertise in software and website development to develop our services. Instead we are In the process of researching a customizable turnkey software solution that will suit our requirements and we intend to utilize the services of the third parties.

Our plan of operations in case we only raise 25% of our offering includes the following activities and expenditures:

1ST MONTH
1. Prepare high level solution design for the Web Services and business engine.
2. Research available solutions to implement Web Services or to find available ready solutions.
3. Perform SWOT (Strengths, Weaknesses, Opportunities, and Threats) analysis for selected solutions
4.   Develop company website - $1,150.00
5.   Purchase accounting software - $250.00

      s
2RD MONTH
1.   Start developing two application programming interfaces (API)
     a)   Spa to Web Services API
     b)   Supplier to Web Services API
2.   Research hosting solutions for Web Services - in house or external
3.   Provide SWOT analysis for selected hosting solutions

3RD MONTH
1.   Continue developing both API's
2.   Identify geographical area for the pilot project
3.   Identify the most important suppliers in the selected area

4.   Identify several spas that would participate in the pilot project
5.   Prepare presentations for prospected customers - $500
     a)   Day spa outlets
     b)   Suppliers - distributors, manufacturers
6.   Print advertising materials, presentations - $900
7.   Start Marketing Campaign to promote our services - $400
     a)   Print and distribute materials for the manufacturers and suppliers
     b)   Print and distribute materials for the day spa and beauty salons

1st Quarter Total - $3,200

4TH MONTH
1.   Complete draft API's
2.   Contact prospective customer over the phone and send presentation materials
3.   Setup meetings with customers
4.   Research hosting solution for the hardware
5.   Analyze available options for the hardware hosting
6.   Rent hardware for the pilot server - $1,350
7.   Setup office pilot server to install the software
8.   Continue marketing campaign - $400
     a)   Advertise on Google
     b)   Place ads on the spa association website
          (http://www.thespaassociation.com/) and similar spa related websites
     c) Create a sample video to explain how the Web Services will enhance the communication between suppliers and consumers

5TH MONTH
1. Purchase two workstations(PC) to simulate spa workstation and supplier workstation $1,200
2.   Start integrating workstations and server
3.   Purchase license to Java Development Toolkit - $300
4.   Customize shrink wrap solution/ develop in house Web Services
5.   Continue marketing campaign - $400
     a)   Advertise on Google
     b)   Place ads on the spa association websites e.g.
          http://www.thespaassociation.com and similar spa related websites
     c)   Print and distribute add materials to the day spas and beauty salons

6TH MONTH
1.   Continue software customization/development
2.   Start testing API for completed services
3.   Continue marketing campaign - $400
     a)   Advertise on Google
     b)   Place ads on the spa association websites e.g.
          http://www.thespaassociation.com and similar spa related websites
     c)   Advertise on local radio stations

2nd Quarter Total - $4,050

7TH MONTH
1.   Start testing services in development environment
2.   Continue software development
3.   Continue marketing campaign - $400
     a)   Advertise on Google
     b)   Place ads on the spa association websites e.g.
          http://www.thespaassociation.com and similar spa related websites
     c)   Advertise on local radio stations

8TH MONTH
1. Setup workstations at participated client sites (at least one spa location and one distributor location) - $1,800
2.   Provide customer training materials for both day spa salons and suppliers
3.   Purchase QA testing tools - $550
4.   Set up QA environment to test Web Services - $500
5.   Continue testing Web Services in development environment
6.   Continue marketing campaign - $400
     a)   Advertise on Google
     b)   Place ads on the spa association websites e.g.
          http://www.thespaassociation.com and similar spa related websites
     c)   Advertise on local radio stations

9TH MONTH
1.   Start testing available services in QA - $500
2.   Star testing client's connection to the Web Services
3.   Prepare first version of API's and publish it on the server
4.   Continue marketing campaign - $400
     a)   Advertise on Google
     b)   Place ads on the spa association websites e.g.
          http://www.thespaassociation.com and similar spa related websites
     c)   Advertise on local radio station

3rd Quarter Total - $4,550

10TH MONTH
1.   Setup hardware at selected production locations. Hosting fees - $500
2.   Begin testing ready services from client's locations
3.   Prepare documentation for the developed solution
4.   Complete testing all services in development environment
5.   Continue testing available services in QA environment
6.   Adjust API's as necessary
7.   Continue marketing campaign - $700
     a)   Advertise on Google
     b)   Place ads on the spa association websites e.g.
          http://www.thespaassociation.com and similar spa related websites

     c)   Advertise on local radio stations
     d)   Place ads in the local newspapers

11TH MONTH
1.   Server hosting fees - $500
2.   Prepare for QA sign off for completed Web Services
3.   Continue testing ready services from client's locations
4.   Establish office - $1500

12TH MONTH
1.   Server hosting fees - $500
2.   Start supervised transactions between clients (no real money yet)
3.   Analyze result of first real time transactions
4.   Salaries - $1,500

4th Quarter Total:  $5,200

Legal expenses: $8,000
Total for 12 months:  $25,000

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2014, the Company had $4,788 cash and liabilities of $6,028. The available capital reserves of the Company are sufficient for the Company to remain operational.

Our estimation of the number of months we can sustain operations: Our negative cash flow per month is: 3,074/3=1,025 (Last quarter expenses/3=monthly rate). Based on this estimate and on currently cash on hand we can sustain operations until (4,788/1,025 = 4.7 months) August 2014.

Since inception, we have sold 5,000,000 shares of common stocks to our president and director, at a price of $0.001 per share, for aggregate proceeds of $5,000. Our president and director also provided $5,000 long term loan to the company.

We are attempting to raise funds to proceed with our plan of operation. Our current cash on hand will be used to pay the fees and expenses of this offering. We will have to utilize funds from our sole officer and director. However, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations for 12 months, we need a minimum of $25,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

GOING CONCERN CONSIDERATION

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If we sell at least 25% of the shares in the offering we believe that we will have the resources to operate for the next 12 months, including for the costs associated with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

LIMITED OPERATING HISTORY AND NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated nominal revenues of $420 from Salon Victoria as of the date of this prospectus. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

                              AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing a Form 8-A on a pre-effective basis. The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows: Under
Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. if we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission's proxy rules and Section 16 of the Exchange Act.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).

                                  Merecot Corp.

                                December 31, 2013

                        Index to the Financial Statements

Contents                                                                Page(s)
--------                                                                -------

Report of Independent Registered Public Accounting Firm ...............  F-2

Balance sheet at December 31, 2013.....................................  F-3

Statement of operations for the period from June 21, 2013 (inception)
through December 31, 2013..............................................  F-4

Statement of stockholder's equity for the period from June 21, 2013
(inception) through December 31, 2013..................................  F-5

Statement of cash flows for the period from June 21, 2013 (inception)
through December 31, 2013..............................................  F-6

Notes to the financial statements .....................................  F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholder of Merecot Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Merecot Corp. (the "Company") as of December 31, 2013 and the related statements of operations, stockholder's equity and cash flows for the period from June 21, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and the results of its operations and its cash flows for the period from June 21, 2013 (inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at December 31, 2013 and had a net loss and net cash used in operating activities for the period from June 21, 2013 (inception) through December 31, 2013. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Li and Company, PC
----------------------------------
Li and Company, PC

Skillman, New Jersey
February 26, 2014

                                  Merecot Corp.
                          (A Development Stage Company)
                                  Balance Sheet

                                                               December 31, 2013
                                                               -----------------
ASSETS

CURRENT ASSETS
  Cash                                                              $  7,830
                                                                    --------
      Total current assets                                             7,830
                                                                    --------

      Total assets                                                  $  7,830
                                                                    ========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Advances from stockholder                                         $    996
  Loan payable - stockholder                                           5,000
                                                                    --------
      Total current liabilities                                        5,996
                                                                    --------

STOCKHOLDER'S EQUITY
  Common stock par value $0.001: 75,000,000 shares authorized;
   5,000,000 shares issued and outstanding                             5,000
  Deficit accumulated during the development stage                    (3,166)
                                                                    --------
      Total stockholder's equity                                       1,834
                                                                    --------

      Total liabilities and stockholder's equity                    $  7,830
                                                                    ========


               See accompanying notes to the financial statements.

                                  Merecot Corp.
                          (A Development Stage Company)
                             Statement of Operations

                                                             For the Period from
                                                                June 21, 2013
                                                             (inception) through
                                                              December 31, 2013
                                                              -----------------

Revenue earned during the development stage                       $      420

Operating Expenses
  Professional fees                                                    2,500
  General and administrative expenses                                  1,086
                                                                  ----------
      Total operating expenses                                         3,586
                                                                  ----------

Loss before Income Tax Provision                                      (3,166)

Income Tax Provision                                                      --
                                                                  ----------

Net Loss                                                          $   (3,166)
                                                                  ==========
Net loss per common share
  - Basic and Diluted                                             $    (0.00)
                                                                  ==========
Weighted average common shares outstanding
  - Basic and Diluted                                              5,000,000
                                                                  ==========


               See accompanying notes to the financial statements.

                                  Merecot Corp.
                          (A Development Stage Company)
                        Statement of Stockholder's Equity
     For the period from June 21, 2013 (inception) through December 31, 2013

                                                                   Deficit
                              Common stock par value $0.001      Accumulated
                              -----------------------------      during the            Total
                                  Shares                         Development       Stockholders'
                                 Number of       Amount             Stage             Equity
                                 ---------       ------             -----             ------
June 21, 2013 (inception)              --      $     --           $     --           $     --

Issuance of common shares
 for cash upon formation        5,000,000         5,000                                 5,000

Net loss                                                            (3,166)            (3,166)
                               ----------      --------           --------           --------

Balance, December 31, 2013      5,000,000      $  5,000           $ (3,166)          $  1,834
                               ==========      ========           ========           ========


               See accompanying notes to the financial statements.

                                  Merecot Corp.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                             For the Period from
                                                                June 21, 2013
                                                             (inception) through
                                                              December 31, 2013
                                                              -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                         $ (3,166)
                                                                   --------
NET CASH USED IN OPERATING ACTIVITIES                                (3,166)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from stockholder                                             996
  Loan payable - stockholder                                          5,000
  Proceeds from sale of common shares                                 5,000
                                                                   --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            10,996
                                                                   --------

NET CHANGE IN CASH                                                    7,830

CASH - BEGINNING OF PERIOD                                               --
                                                                   --------

CASH - END OF PERIOD                                               $  7,830
                                                                   ========
Supplemental disclosure of cash flow information:
  Interest paid                                                    $     --
                                                                   ========

  Income tax paid                                                  $     --
                                                                   ========


               See accompanying notes to the financial statements.

                                  Merecot Corp.
                          (A Development Stage Company)
                                December 31, 2013
                        Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

MERECOT CORP.

Merecot Corp. (the "Company") was incorporated on June 21, 2013 under the laws of the State of Nevada. The Company engages in creating automated supply chain Web Services to the SPA and Wellness industry.

NOTE 2 - SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company's financial condition and results and require management's most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company's significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

BASIS OF PRESENTATION

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. Although the Company has recognized some nominal amount of revenues since inception, the Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

USE OF ESTIMATES AND ASSUMPTIONS AND CRITICAL ACCOUNTING ESTIMATES AND
ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company's critical accounting estimate(s) and assumption(s) affecting the financial statements was (were):

     (i) ASSUMPTION AS A GOING CONCERN: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
     (ii) VALUATION ALLOWANCE FOR DEFERRED TAX ASSETS: Management assumes that the realization of the Company's net deferred tax assets resulting from its net operating loss ("NOL") carry-forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and
          (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3    Pricing  inputs  that  are  generally   observable   inputs  and  not
           corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company's financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

RELATED PARTIES

The  Company  follows   subtopic   850-10  of  the  FASB  Accounting   Standards
Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

COMMITMENT AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company's financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company's business, financial position, and results of operations or cash flows.

REVENUE RECOGNITION

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

INCOME TAX PROVISION

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.
Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management's opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

UNCERTAIN TAX POSITIONS

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from June 21, 2013 (inception) through December 31, 2013.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income
(loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the period from June 21, 2013 (inception) through December 31, 2013.

CASH FLOWS REPORTING

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2013, the FASB issued ASU No. 2013-02,  "COMPREHENSIVE INCOME (TOPIC
220): REPORTING OF AMOUNTS RECLASSIFIED OUT OF ACCUMULATED OTHER COMPREHENSIVE INCOME." The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, "LIABILITIES (TOPIC 405): OBLIGATIONS RESULTING FROM JOINT AND SEVERAL LIABILITY ARRANGEMENTS FOR WHICH THE TOTAL AMOUNT OF THE OBLIGATION IS FIXED AT THE REPORTING Date." This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU No. 2013-05, "FOREIGN CURRENCY MATTERS (TOPIC
830): PARENT'S ACCOUNTING FOR THE CUMULATIVE TRANSLATION ADJUSTMENT UPON DERECOGNITION OF CERTAIN SUBSIDIARIES OR GROUPS OF ASSETS WITHIN A FOREIGN ENTITY OR OF AN INVESTMENT IN A FOREIGN ENTITY." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, "PRESENTATION OF FINANCIAL STATEMENTS (TOPIC 205): LIQUIDATION BASIS OF ACCOUNTING." The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity's governing documents from the entity's inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity's inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity's expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a deficit accumulated during the development stage at December 31, 2013, a net loss and net cash used in operating activities for the period from June 21, 2013 (inception) through December 31, 2013. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Although the Company has recognized some nominal amount of revenues since inception, the Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. The Company is attempting to commence operations and generate sufficient revenue; however, the Company's cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - STOCKHOLDER'S EQUITY

SHARES AUTHORIZED

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of which Seventy-Five Million (75,000,000) shares shall be Common Stock, par value $0.001 per share.

COMMON STOCK

On June 21, 2013, upon formation, the Company sold 5,000,000 shares of common stock to the founder of the Company at $0.001 per share, or $5,000 in cash.

NOTE 5 - RELATED PARTY TRANSACTIONS

RELATED PARTIES

Related parties with whom the Company had transactions are:

Related Parties                                Relationship
---------------                                ------------

Evgenia Gonikman             Chairman, CEO, significant stockholder and director

FREE OFFICE SPACE

The Company has been provided office space by its Chief Executive Officer at no cost. Management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

ADVANCES FROM STOCKHOLDER

From time to time, the Chairman, CEO and significant stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

The Chairman, CEO and significant stockholder of the Company advanced $996 in aggregate to the Company for the period from June 21, 2013 (inception) through December 31, 2013, none of which has been repaid.

LOAN PAYABLE  - CHIEF EXECUTIVE OFFICER

On July 5, 2013, the Company executed a loan agreement in the amount of $5,000 payable to the Chairman, CEO and significant stockholder of the Company. The loan is unsecured, non-interest bearing and due on demand.

NOTE 6 - INCOME TAX PROVISION

DEFERRED TAX ASSETS

At December 31, 2013, the Company had net operating loss ("NOL") carry-forwards for Federal income tax purposes of $3,166 that may be offset against future taxable income through 2033. No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company's net deferred tax assets of approximately $1,076 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $1,076 for the period from June 21, 2013 (inception) through December 31, 2013.

Components of deferred tax assets are as follows:

                                                              December 31, 2013
                                                              -----------------
Net deferred tax assets - Non-current:
Expected income tax benefit from NOL carry-forwards               $  1,076
Less valuation allowance                                            (1,076)
                                                                  --------

 Deferred tax assets, net of valuation allowance                  $     --
                                                                  ========

INCOME TAX PROVISION IN THE STATEMENT OF OPERATIONS

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

                                                             For the Period from
                                                                June 21, 2013
                                                             (inception) through
                                                              December 31, 2013
                                                              -----------------

Federal statutory income tax rate                                     34.0%
Increase (reduction) in income tax provision resulting from:
  Net operating loss ("NOL") carry-forwards                          (34.0)
                                                                  --------

Effective income tax rate                                              0.0%
                                                                  ========

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent event(s) to be disclosed.

                                  Merecot Corp.

                                 March 31, 2014

                        Index to the Financial Statements

Contents                                                                 Page(s)
--------                                                                 -------

Balance sheets at March 31, 2014 (Unaudited) and December 31, 2013......  F-16

Statements of operations for the three months ended March 31, 2014 and for the period from June 21, 2013 (inception) through
March 31, 2014 (Unaudited)..............................................  F-17

Statement of stockholder's equity (deficit) for the period from
June 21, 2013 (inception) through March 31, 2014 (Unaudited)............  F-18

Statements of cash flows for the three months ended March 31, 2014 and for the period from June 21, 2013 (inception) through
March 31, 2014 (Unaudited)..............................................  F-19

Notes to the financial statements (Unaudited)...........................  F-20

                                  Merecot Corp.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                   March 31, 2014        December 31, 2013
                                                                   --------------        -----------------
                                                                    (Unaudited)
ASSETS


  Cash                                                                $  4,788               $  7,830
                                                                      --------               --------
      Total current assets                                               4,788                  7,830
                                                                      --------               --------

      Total assets                                                    $  4,788               $  7,830
                                                                      ========               ========
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
  Advances from stockholder                                           $  1,028               $    996
  Loan payable - stockholder                                             5,000                  5,000
                                                                      --------               --------
      Total current liabilities                                          6,028                  5,996
                                                                      --------               --------
STOCKHOLDER'S EQUITY (DEFICIT)
  Common stock par value $0.001: 75,000,000 shares authorized;
   5,000,000 shares issued and outstanding                               5,000                  5,000
  Deficit accumulated during the development stage                      (6,240)                (3,166)
                                                                      --------               --------
      Total stockholder's equity (deficit)                              (1,240)                 1,834
                                                                      --------               --------

      Total liabilities and stockholder's equity (deficit)            $  4,788               $  7,830
                                                                      ========               ========


               See accompanying notes to the financial statements.

                                  Merecot Corp.
                          (A Development Stage Company)
                            Statements of Operations

                                                                             For the Period from
                                                   For the Three Months         June 21, 2013
                                                          Ended              (inception) through
                                                      March 31, 2014            March 31, 2014
                                                      --------------            --------------
                                                        (Unaudited)              (Unaudited)
Revenue earned during the development stage             $       --                $      420

Operating Expenses
  Professional fees                                          2,983                     5,483
  General and administrative expenses                           91                     1,177
                                                        ----------                ----------
      Total operating expenses                               3,074                     6,660
                                                        ----------                ----------

Loss before Income Tax Provision                            (3,074)                   (6,240)

Income Tax Provision                                            --                        --
                                                        ----------                ----------

Net Loss                                                $   (3,074)               $   (6,240)
                                                        ==========                ==========
Net loss per common share
  - Basic and Diluted                                   $    (0.00)
                                                        ==========
Weighted average common shares outstanding
  - Basic and Diluted                                    5,000,000
                                                        ==========


              See accompanying notes to the financial statements.

                                  Merecot Corp.
                          (A Development Stage Company)
                   Statement of Stockholder's Equity (Deficit)
      For the period from June 21, 2013 (inception) through March 31, 2014
                                   (Unaudited)

                                                                 Deficit
                              Common stock par value $0.001    Accumulated
                              -----------------------------    during the          Total
                                  Shares                       Development     Stockholders'
                                 Number of       Amount           Stage           Equity
                                 ---------       ------           -----           ------
June 21, 2013 (inception)              --      $     --         $     --         $     --

Issuance of common shares
 for cash upon formation        5,000,000         5,000                             5,000

Net loss                                                          (3,166)          (3,166)
                               ----------      --------         --------         --------

Balance, December 31, 2013      5,000,000         5,000           (3,166)           1,834

Net loss                                                          (3,074)          (3,074)
                               ----------      --------         --------         --------

Balance, March 31, 2014         5,000,000      $  5,000         $ (6,240)        $ (1,240)
                               ==========      ========         ========         ========


               See accompanying notes to the financial statements.

                                  Merecot Corp.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                             For the Period from
                                                   For the Three Months         June 21, 2013
                                                          Ended              (inception) through
                                                      March 31, 2014            March 31, 2014
                                                      --------------            --------------
                                                        (Unaudited)              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                               $ (3,074)                $ (6,240)
                                                         --------                 --------
NET CASH USED IN OPERATING ACTIVITIES                      (3,074)                  (6,240)
                                                         --------                 --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from stockholder                                    32                    1,028
  Loan payable - stockholder                                   --                    5,000
  Proceeds from sale of common shares                          --                    5,000
                                                         --------                 --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                      32                   11,028
                                                         --------                 --------

NET CHANGE IN CASH                                         (3,042)                   4,788

CASH - BEGINNING OF PERIOD                                  7,830                       --
                                                         --------                 --------

CASH - END OF PERIOD                                     $  4,788                 $  4,788
                                                         ========                 ========
Supplemental disclosure of cash flow information:
  Interest paid                                          $     --                 $     --
                                                         ========                 ========

  Income tax paid                                        $     --                 $     --
                                                         ========                 ========


               See accompanying notes to the financial statements.

                          (A Development Stage Company)
                                 March 31, 2014
                        Notes to the Financial Statements
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND OPERATIONS

MERECOT CORP.

Merecot Corp. (the "Company") was incorporated on June 21, 2013 under the laws of the State of Nevada. The Company engages in creating automated supply chain Web Services to the Spa and Wellness industry.

NOTE 2 - SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company's financial condition and results and require management's most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company's significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

BASIS OF PRESENTATION - UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission ("SEC") to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the audited financial statements of the Company for the reporting period ended December 31, 2013 and notes thereto contained in the Company's Registration Statement on Form S-1, of which this is a part.

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. Although the Company has recognized some nominal amount of revenues since inception, the Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

USE  OF  ESTIMATES  AND  ASSUMPTIONS  AND  CRITICAL  ACCOUNTING   ESTIMATES  AND
ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company's critical accounting estimate(s) and assumption(s) affecting the financial statements was (were):

     (i) ASSUMPTION AS A GOING CONCERN: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

     (II) VALUATION ALLOWANCE FOR DEFERRED TAX ASSETS: Management assumes that the realization of the Company's net deferred tax assets resulting from its net operating loss ("NOL") carry-forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and
          (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3    Pricing  inputs  that  are  generally   observable   inputs  and  not
           corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company's financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

RELATED PARTIES

The  Company  follows   subtopic   850-10  of  the  FASB  Accounting   Standards
Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

COMMITMENT AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company's financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company's business, financial position, and results of operations or cash flows.

REVENUE RECOGNITION

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

INCOME TAX PROVISION

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.
Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management's opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

UNCERTAIN TAX POSITIONS

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended March 31, 2014.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income
(loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the reporting period ended March 31, 2014.

CASH FLOWS REPORTING

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July  2013,  the  FASB  issued  ASU No.  2013-11,  INCOME  TAX  (TOPIC  740):
PRESENTATION OF AN UNRECOGNIZED TAX BENEFIT WHEN A NET OPERATING LOSS CARRY-FORWARD, A SIMILAR TAX LOSS, OR A TAX CREDIT CARRY-FORWARD EXISTS. This ASU provides guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward, except as follows. To the extent a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In April 2014, the FASB issued ASU No. 2014-08, PRESENTATION OF FINANCIAL STATEMENTS (TOPIC 205) AND PROPERTY, PLANT, AND EQUIPMENT (TOPIC 360): REPORTING DISCONTINUED OPERATIONS AND DISCLOSURES OF DISPOSALS OF COMPONENTS OF AN ENTITY. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and "represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results." The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although "major" is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a deficit accumulated during the development stage at March 31, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Although the Company has recognized some nominal amount of revenue since inception, the Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. The Company is attempting to commence operations and generate sufficient revenue; however, the Company's cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - STOCKHOLDER'S EQUITY (DEFICIT)

SHARES AUTHORIZED

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of which Seventy-Five Million (75,000,000) shares shall be Common Stock, par value $0.001 per share.

COMMON STOCK

On June 21, 2013, upon formation, the Company sold 5,000,000 shares of common stock to the founder of the Company at $0.001 per share, or $5,000 in cash.

NOTE 5 - RELATED PARTY TRANSACTIONS

RELATED PARTIES

Related parties with whom the Company had transactions are:

Related Parties                               Relationship
---------------                               ------------

Evgenia Gonikman             Chairman, CEO, significant stockholder and director

FREE OFFICE SPACE

The Company has been provided office space by its Chief Executive Officer at no cost. Management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

ADVANCES FROM STOCKHOLDER

From time to time, the Chairman, CEO and significant stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

The Chairman, CEO and significant stockholder of the Company advanced $996 in aggregate to the Company for the period from June 21, 2013 (inception) through December 31, 2013, none of which has been repaid.

The Chairman, CEO and significant stockholder of the Company advanced $32 in aggregate to the Company for the reporting period ended March 31, 2014, none of which has been repaid.

LOAN PAYABLE  - CHIEF EXECUTIVE OFFICER

On July 5, 2013, the Company executed a loan agreement in the amount of $5,000 payable to the Chairman, CEO and significant stockholder of the Company. The loan is unsecured, non-interest bearing and due on demand.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent event(s) to be disclosed.

UNTIL DECEMBER 14, 2014, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.

                                  MERECOT CORP.

                        10,000,000 SHARES OF COMMON STOCK

                                   PROSPECTUS